UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1145 North Road Street, Elizabeth City, North Carolina	27909
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number: (252) 334-1511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers
Item 8.01 Other Events
DESCRIPTION OF OUR SECURITIES
Signatures

Item 5.02 Appointment of Principal Officers
     Effective November 11, 2005, Mark A. Jeffries, age 50, was appointed acting Chief Financial Officer of Gateway Financial Holdings, Inc. (the “Corporation”). Mr. Jeffries has served as Vice President and Controller of the Corporation’s subsidiary, Gateway Bank & Trust Co., since 2004. Prior to his employment by the bank, from 1993 to 2004 Mr. Jeffries was Vice President and Controller of Greenbrier Farms, Inc. He replaces Mark A. Holmes, who resigned to pursue other business interests.
Item 8.01 Other Events
     Set forth herein a description of the Corporation’s securities in accordance with Item 202 of Regulation S-K for the purpose of allowing the Corporation, to the extent permitted by applicable rules, to incorporate such description by reference into any prospectus the Corporation files as part of a registration statement. As used in this report, the terms “we,” “us,” and “our,” refers to the Corporation.
DESCRIPTION OF OUR SECURITIES
     The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our Articles of Incorporation and our Bylaws, as amended to date.
Authorization
     Our authorized capital stock consists of 10,000,000 shares of common stock, no par value, of which 7,459,881 shares were outstanding as of September 30, 2005, and 1,000,000 shares of preferred stock, no par value, whose rights, privileges and preferences will be established by the board of directors on issuance. There are no shares of preferred stock outstanding. Each share of common stock has the same rights, privileges and preferences as every other share.
Common Stock
     Dividend and Liquidation Rights. Holders of our common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor, and to receive pro rata any assets distributable to holders of our common stock upon our liquidation. However, our payment of cash dividends will be subject to the restrictions of North Carolina law applicable to the declaration of cash dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after paying such cash dividend or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Our ability to pay cash dividends to our shareholders is also primarily dependent upon the cash dividends received from our subsidiary bank.

     Voting Rights. Holders of our common stock are entitled to vote for the election of directors and upon all other matters that may be submitted to a vote of the shareholders generally. Each share entitles its holder to one vote in the election of directors as well as all other matters to be voted on by shareholders. However, holders of our common stock are not entitled to cumulate their votes in the election of directors. Consequently, the holders of the majority of the outstanding shares of common stock represented at a meeting at which a quorum is present or represented may elect all of the directors. Our Bylaws provide that our directors serve terms that are staggered so that no more than approximately one-third of the directors are eligible for election at any single meeting of the shareholders.
     No Preemptive Rights. Holders of our common stock do not have preemptive rights to subscribe for additional shares on a pro rata basis when additional shares are offered for sale by us.
     Assessment and Redemption. Our common stock is not subject to redemption or any sinking fund and all outstanding shares are fully paid and non-assessable.
     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of our common stock are entitled to receive, after payment of all of our debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of our subsidiary bank, we, as the sole shareholder of the bank’s common stock, would be entitled to receive all remaining assets of the bank available for distribution in cash or in kind after payment of all debts and liabilities of the bank (including all deposits and accrued interest thereon).
Preferred Stock
     The authorized preferred stock is available for issuance from time to time at the discretion of our board of directors without shareholder approval. The board of directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.
Certain Provisions Having Potential Anti-Takeover Effects
     General. The following is a summary of the material provisions of North Carolina corporate law and our Articles of Incorporation and Bylaws that address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our board of directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of Gateway Financial. All references to the Articles of Incorporation and Bylaws are to our Articles of Incorporation and Bylaws in effect as of the date of this report.
     Classification of the Board of Directors. The Bylaws provide that if the number of directors is nine or more (the number of directors is currently 15), our board of directors shall be divided into three classes, which shall be as nearly equal in number as possible. If so classified, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. A director elected to fill a vacancy shall serve only until the next meeting of shareholders at which directors are elected. Currently, approximately one-third of our board of directors is elected each year, and two annual meetings will be required for the shareholders to change a majority of the members constituting our board.
     Filling Vacancies. Vacancies occurring in our board of directors due to an increase in the authorized number of directors shall generally be filled on an election at an annual or special meeting of shareholders. All other vacancies occurring in our board of directors may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.
     Amendment of Bylaws. Subject to certain restrictions described below, either a majority of our board of directors or our shareholders may amend or repeal the Bylaws. A Bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by the board. Generally, the shareholders may adopt, amend, or repeal the Bylaws in accordance with the North Carolina Business Corporations Act.
     Special Meetings of Shareholders. Our Bylaws provide that special meetings of shareholders may be called only by the President, the Chairman, the Secretary or by our board of directors.
     Authorized But Unissued Shares. North Carolina law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
     Statutory and other Restrictions on Acquisition of our Common Stock. We are subject to the North Carolina Control Share Acquisition Act which generally provides that shares of our common stock that are “Control Shares” will not have certain voting rights unless the remaining shareholders grant voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned by that person, would entitle that person (except for the application of the statute) to (i) one-fifth, (ii) one-third, or (iii) a majority, of all voting power in the election of the bank’s directors. Voting rights may be restored to Control Shares, however, by the affirmative vote of the holders of a majority of our common stock (other than shares held by the owner of the Control Shares and our officers). If voting rights are restored to Control Shares which give the holder a majority of all voting power in the election of our directors, then the other shareholders may require us to redeem their shares at their fair value as of a date prior to the date on which the vote was taken which restored voting rights to the Control Shares.
     We are also subject to the North Carolina Shareholder Protection Act which generally requires that unless certain “fair price” and procedural requirements are satisfied, the affirmative vote of the holders of 95% of the outstanding shares of our common stock (excluding shares owned by an “Interested Shareholder”) is required to approve certain business combinations with other entities that are the beneficial owners of more than 20% of our common stock or which are our affiliates and previously had been 20% beneficial holders of our common stock.

     Our Articles of Incorporation provide that our Board of Directors may consider the social and economic effects of any matter presented for their consideration in the communities in which we operate and may consider the business and financial condition of a proposed acquiror, its management’s experience and integrity, and the prospects of successful conclusion of the transaction when evaluating any business combination.
Limitations on Director Liability
     Our Articles of Incorporation contain a provision that the directors shall generally not be liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director to the fullest extent permitted by the North Carolina Business Corporation Act. This provision will eliminate such liability except for (i) acts and omissions that the director knew or believed to be clearly in conflict with the best interests of the Corporation at the time of the act or omission, (ii) liability for distributions and dividends in violation of the Business Corporation Act, and (iii) any transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Registrar and Transfer Agent
     The registrar and transfer agent for our common stock is SunTrust Bank, Atlanta, Georgia.
Our Securities Are Not Insured by the FDIC
An investment in any of our securities, including our common stock, will not be a deposit or a savings account and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and is subject to investment risk, including the possible loss of principal.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.
By:	/s/ D. Ben Berry
D. Ben Berry
President and Chief Executive Officer

Date: November 15, 2005